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                                                                   Exhibit 10.52

                               AMENDMENT NO. 1 TO
                              CONSULTING AGREEMENT
                                 by and between
                           I.C. ISAACS & COMPANY, INC.
                                       and
                                  GARY BRASHERS

         THIS AMENDMENT NO. 1, dated as of February 11, 1999, is made a part of that certain CONSULTING AGREEMENT (the "Agreement"), dated as August 27, 1998, by and between I. C. Isaacs & Company, Inc. (the "Company"), and Gary Brashers (the "Consultant"). It is intended by the parties that the terms of this Amendment No. 1, to the extent that they are more specific than the terms contained in the Agreement, or to the extent that they should conflict with the terms contained in the Agreement, shall supersede the terms of the Agreement. Section numbers utilized in this Amendment No. 1 correspond, where applicable, to section numbers used in the Agreement.

                              W I T N E S S E T H:

         Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the parties hereto agree as follows:


         1. Paragraph 2 is hereby restated in its entirety as follows:

         2 TERM. This Agreement shall begin August 27, 1998 and shall continue until August 27, 2000 (the "Term"), unless earlier terminated in accordance with the terms hereof.

         2. Paragraph 3 is hereby restated in its entirety as follows:

         3. FEE. The Consultant's fee (the "Fee") for providing services to the Company during the Term under the terms and conditions of this Agreement shall be at the rate of Two Hundred Seventeen Thousand Dollars ($217,000) per annum. Such Fee shall be increased to Two Hundred Forty-Seven Thousand Dollars ($247,000) per annum for the remainder of the Term after the Company achieves positive net earnings in two consecutive fiscal quarters.


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 1 on the date first above written.


ATTEST:                                     I.C. ISAACS & COMPANY, INC.

  /s/ Eugene C. Wielepski                   By:    /s/ Gerald W. Lear
-------------------------------                 --------------------------------
Secretary                                        Gerald W. Lear, President



WITNESS:                                    CONSULTANT


  /s/ Donna J. Derencz                      By:    /s/ Gary Brashers
-------------------------------                 --------------------------------
                                                 Gary Brashers



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